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                                                                    Exhibit 99.5

                          Independent Auditors' Consent

The Board of Directors
Valtra, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-75591, No. 333-75589 and No. 333-04707) on Form S-8 of AGCO Corporation of our report dated December 29, 2003, with respect to the combined balance sheets of Valtra Group as of December 31, 2001, June 30, 2002 and December 31, 2002, and the related combined statements of operations and cash flows for the years ended December 31, 2000 and 2001 and the periods from January 1, 2002 to June 30, 2002 (Predecessor) and July 1, 2002 to December 31, 2002 (Successor), which report appears in the Form 8-K of AGCO Corporation dated January 8, 2004.



                                                     KPMG WIDERI OY AB

                                                /s/ Solveig Tornroos-Huhtamaki
                                                    Authorized Public Accountant



Helsinki, Finland
January 8, 2004